SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[ ] Definitive Information Statement

                         ELINE ENTERTAINMENT GROUP, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         ELINE ENTERTAINMENT GROUP, INC.
                               8905 KINGSTON PIKE
                                    SUITE 313
                           KNOXVILLE, TENNESSEE 37923

                    NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS


                                  July 12, 2005


To the Stockholders of Eline Entertainment Group, Inc.:

        The purpose of this Notice and the attached Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, July 12, 2005, that our Board of Directors has recommended, and that the holders of a majority of the voting power of our outstanding shares of stock, as of such record date have approved, by written consent dated July 12, 2005 in lieu of a special meeting of stockholders, the following corporate actions:

1. Amending our Articles of Incorporation to change our name from "Eline Entertainment Group, Inc." to "Grande International Holdings, Inc."; and

2. Approving an amendment to our 2003 Stock Option and Equity Compensation Plan to increase the number of shares of common stock which may be issued under the plan to 1,500,000 from the 287,430 shares currently authorized for issuance under the Plan.

        This Notice and the attached Information Statement are being circulated to advise our stockholders of certain actions that have already been approved by written consent of our stockholders who collectively hold a majority of the voting power of our common stock. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until twenty days after the date that this Information Statement is mailed to our stockholders. This Notice also constitutes the notice of stockholder action by written consent which we are required to send to you under the laws of Nevada.


                                        BY ORDER OF THE
                                        BOARD OF DIRECTORS:


                                        Barry Rothman
                                        President

                         ELINE ENTERTAINMENT GROUP, INC.
                               8905 KINGSTON PIKE
                                    SUITE 313
                           KNOXVILLE, TENNESSEE 37923

                              INFORMATION STATEMENT

        This Information Statement is circulated to advise the stockholders of Eline Entertainment Group, Inc., a Nevada corporation ("we," "us," "our" or the "Company"), of certain corporate actions taken without a stockholders meeting upon the written consent of the holders of a majority of the voting power of our outstanding shares of stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, such corporate actions will not be effective until twenty days after the date that this Information Statement is mailed to our stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

        The corporate actions to be effective twenty days after the mailing of this Information Statement are as follows:

1. Amending our Articles of Incorporation to change our name from "Eline Entertainment Group, Inc." to "Grande International Holdings, Inc."; and

2. Approving an amendment to our 2003 Stock Option and Equity Compensation Plan to increase the number of shares of common stock which may be issued under the plan to 1,500,000 from the 287,430 shares currently authorized for issuance under the Plan.

                      OUTSTANDING SHARES AND VOTING RIGHTS

        Nevada law allows any action that can be taken at an annual or special meeting of stockholders of a Nevada corporation to be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of a majority of the outstanding voting power of each voting group entitled to vote. The record date for determination of the holders of our voting stock entitled to vote or give consent concerning the corporate actions described above is June 30, 2005. As of the Record Date, there were 2,874,295 shares of our common stock and 250,000 shares of our Class A Convertible Preferred Stock issued and outstanding. These two classes of securities represent all of our voting securities. Each share of common stock is entitled to one vote, and each share of Class A Convertible Preferred Stock is entitled to 150 votes, on all matters submitted to our stockholders for a vote, and both classes of these securities vote together as one class.

        Accordingly, as of the Record Date holders of the outstanding voting stock are entitled to a total of 40,374,295 votes and the consent of the holders of voting stock with 20,187,148 votes is required for approval of such corporate actions. Stockholders owning 38,284,131 shares of our voting stock, which constitutes approximately 95% of the outstanding voting securities of the Company, have approved resolutions to effect such corporate actions. No other votes are required or necessary. We anticipate effecting the amendments to our articles of incorporation described above within three weeks after the date that this Information Statement is mailed to our stockholders.

                   APPROXIMATE DATE OF MAILING: JULY 25, 2005.

        ITEM 1. NAME CHANGE TO GRANDE INTERNATIONAL HOLDINGS, INC.

        The Board of Directors has unanimously adopted resolutions proposing to amend the Company's Articles of Incorporation to change the name of the Company from "ELINE ENTERTAINMENT GROUP, INC." to "GRANDE INTERNATIONAL HOLDINGS, INC."

        The proposed new name, GRANDE INTERNATIONAL HOLDINGS, INC., was chosen after careful consideration. The Board of Directors believes that the name GRANDE INTERNATIONAL HOLDINGS, INC. more effectively identifies the Company with its business and is thus better suited as the name of the Company than its present name.

        ITEM 2. APPROVING AN AMENDMENT TO OUR 2003 STOCK OPTION AND EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE PLAN TO 1,500,000 FROM THE 287,430 SHARES CURRENTLY AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

        The Board of Directors amended the 2003 Stock Option and Equity Compensation Plan (the "Plan"), subject to stockholder approval. The Plan was originally approved by the stockholders on April 28, 2003. The proposed amendment would increase the number of shares available for issuance under the Plan from 287,430 to 1,500,000.

        The Board of Directors believes that the Plan will be an important long-term incentive that is critical to enable the Company to attract and retain of qualified personnel and will encourage participants to focus on the long-term growth of shareholder value as well as promoting a closer identity of interest between participants and shareholders of the Company.

Description of the 2003 Stock Option and Equity Compensation Plan

The following is a description of the material features of the 2003 Stock Option and Equity Compensation Plan as amended.

Purpose of the Plan and Eligibility

        The purpose of the Plan is to advance the interests of the Company and its shareholders by providing a means to attract, retain and reward employees (including employees who may be directors and officers), independent contractors and consultants of the Company and its subsidiaries with an added incentive to provide their services to the Company and to induce them to exert their maximum efforts towards the Company's success. By thus encouraging participants and promoting their continued association with the Company, the Plan is expected to benefit the Company and its shareholders.

Shares Subject to the Plan

        The Plan, as amended, authorizes the issuance of up to 1,500,000 shares of the Company's Common Stock. The number of shares authorized for issuance under the Plan will increase without further action upon the issuance of additional shares of the Company's Common Stock so that as all times the number of shares available for issuance under the Plan shall be equal to 10% of the Company's issued and outstanding Common Stock. In the event of certain changes in the Company's Common Stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Plan and the option price per share. As of June 2, 2005, 22,010 shares of common stock are available for issuance under the Plan. As of June 2, 2005, the reported closing price of a share of our common stock was $1.55.

Administration

        The Plan is administered by the Board of Directors of the Company. The Board has the full and exclusive power to construe, interpret and administer the Plan, including, but not limited to, the authority to designate which eligible participants are to be are to be granted awards and to determine the type of award and the number of shares to be subject thereto and the terms and conditions thereof, consistent with the terms of the Plan. The Board is also authorized to adopt, amend and revoke rules relating to the administration of the Plan.

Awards Under the Plan

        The Plan provides that the Board may award stock options and restricted stock pursuant to a written agreement that may contain such terms as the Board determines. Subject to the provisions of the Plan, the Board has the sole and complete authority to determine the eligible employees, consultants and advisors for each award and the terms and conditions thereof.

        Stock Options provide for the right to purchase shares of Company Common Stock at a specified price as determined by the Board, provided that the exercise price per share of an incentive stock option may not be less than 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Plan may be incentive stock options ("ISOs") that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the "Code") and will be subject to restrictions contained in the Code or nonqualified stock options ("NQSOs"). The maximum number of shares of Company Common Stock that may be issued or transferred upon the exercise of ISOs may not exceed the total number of shares available for grant under the Plan as set forth above under "Shares Subject to the Plan". Stock options may be granted for any term specified by the Board, provided that no option may be exercisable after ten years from the date of grant. The Board may accelerate the exercisability of any option or portion thereof at any time. The Board may provide in the option agreement that all or a part of the shares received by an optionee upon the exercise of a NQSO shall be restricted shares subject to any or all of the restrictions or conditions described below.

        Reload Options are additional stock options granted to any optionee upon the exercise of options through the delivery of shares of Company Common Stock. Reload options (i) may be granted only with respect to the same number of shares as were surrendered to exercise the options, (ii) the exercise price per share of the reload options may not be less than 100% of the fair market value of a share as of the date the reload options are granted, and (iii) the reload options may not be exercisable on the later to occur of (a) the expiration of the term of the original options, or (b) ten years from the date of grant of the Reload Options.

Terms of Options

        Exercise Price. The exercise price for each Option will be determined by the Board, but will not be less than 100% of the fair market value of a share of Common Stock on the date of grant for any ISO. If an ISO is granted to a ten percent shareholder of the Company (as defined in the Plan), the exercise price will be at least 110% of the fair market value of a share on the date of grant.

        Method of Exercise. Options will be exercisable in such manner as determined by the Board. Payment of the exercise price for an Option may be made in cash, by certified check, or if approved by the Board, by delivering Company Stock or other property with a fair market value equal to the purchase price of the stock being purchased.

        Limits on Exercisability. No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a ten percent shareholder of the Company). Options will be exercisable at such times as determined by the Board. An option granted under the Plan will generally expire on the first to occur of:
(i) termination of employment (ii) three (3) months after the date of a termination of employment or retention for permanent disability or (ii) twelve
(12) months after death of the optionee; provided that the Board may specify in the document governing the option that an Option may be exercisable during a longer period.

Restricted Stock Awards

        Each restricted stock award under the Plan will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. Such awards may be granted or sold in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such participant.

New Plan Benefits

Future awards under the Plan, if any, that will be made to eligible participants are subject to the discretion of the Board and, therefore, are not determinable at this time. No awards were granted under the Plan in the Company's fiscal year ended October 31, 2004.

Amendment, Suspension and Termination

        The Board may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of anyone who has prior thereto been granted Options under the Plan. Further, no amendment to the Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for the automatic adjustments pursuant to Plan), or (b) changing the definition of the persons eligible to receive grants under the Plan, may be effective unless and until approval of the stockholders of the Company. The Board is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to the Plan which require such approval. However, the Board may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of eligible persons and the Plan, as long as the modifications do not require stockholder approval and subject to applicable securities and tax laws.

Transfer Restrictions

        No award under the Plan shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

Securities Law Compliance

        In the event that the shares to be acquired pursuant to the Plan are not covered by a then current registration statement under the Securities Act of 1933 (the "Securities Act"), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Board may require any participant to represent in writing an intention to invest, rather than distribute, the shares.

Miscellaneous Provisions

        The adoption of the Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.

Federal Income Tax Consequences

        The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Tax Consequences to Participants

        The Board may grant both NQSOs and ISOs. With respect to an NQSO, in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        With respect to an ISO, no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company

        To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" under the Code and is not disallowed by Section 162(m) of the Code.

           EQUITY COMPENSATION PLAN INFORMATION AS OF OCTOBER 31, 2004

        The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our 2003 Stock Option and Equity Compensation Plan and any compensation plans not previously approved by our stockholders as of October 31, 2004.

Plan category         Number of           Weighted         Number of securities
                    securities to          average         remaining available
                    be issued upon     exercise price      for future issuance
                     exercise of       of outstanding          under equity
                     outstanding          options,          compensation plans
                      options,          warrants and      (excluding securities
                    warrants, and          rights          reflected in column
                        rights                                     (a)

                         (a)                (b)                    (c)
---------------     --------------     --------------     ---------------------
Equity                    0                  0                    22,010
compensation
plans approved
by stockholders

---------------     --------------     --------------     ---------------------
Equity                    0                  0                      0
compensation
plans
not approved by
stockholders

---------------     --------------     --------------     ---------------------
Total                     0                  0                    22,010
---------------     --------------     --------------     ---------------------

Individual Equity Compensation Arrangements not Approved by Shareholders

        During the year ended October 31, 2004, the Company issued 26,191 shares of common stock to terminate a real property lease. The Company recognized a non-cash expense of $55,000 during the year ended October 31, 2004 related to this issuance.

        During the year ended October 31, 2004 the Company issued 789,000 of stock to a consultant as compensation for services. The Company recognized a non-cash expense of $460,250.

        During the year ended October 31, 2004 the Company issued an aggregate of 17,500 shares of common stock to two consulting firms as compensation for services. During the year ended October 31, 2004, the Company recognized non-cash expenses of $95,750, which represents the value of those shares.

        In April 2004 we issued our president 6,000 shares of our common stock, valued at $30,150, as compensation for his services from November 1, 2003 to October 31, 2004, and we have recognized an expense for this issuance in fiscal 2004.

                           SUMMARY COMPENSATION TABLE

        The table below sets forth information relating to the compensation paid by us during the past three fiscal years to: (i) the president and Chief Executive Officer; and (ii) each other executive officer who earned more than $100,000 during last three completed fiscal years (the "Named Executive Officers").

                                    Annual                                 Long-Term
                                 Compensation                             Compensation
                     --------------------------------------    ----------------------------------
                                                                        Restricted
                                                                        Securities
                                               Other Annual    Stock    Underlying       All
Name and Principal   Fiscal   Salary   Bonus   Compensation    Awards    Options        Other
Position              Year      ($)     ($)        ($)           ($)      SAR (#)    Compensation
------------------   ------   ------   -----   ------------    ------   ----------   ------------
Barry A. Rothman      2004    $  (1)    $ 0      $ 30,150       $ 0         0         $         0
                      2003    $  (1)    $ 0      $      0       $ 0         0         $         0
                      2002    $  (1)    $ 0      $      0       $ 0         0         $         0

Thomas J. Gaffney     2002    $  (2)    $ 0      $      0       $ 0         0         $   350,000

Sonny Paradise (3)    2002    $   0     $ 0      $      0       $ 0         0         $ 4,294,510

__________

(1) Mr. Rothman has served as our president since September 25, 2002. While we do not pay Mr. Rothman a salary, we have recognized an expense of $12,000 for fiscal 2003 and $1,742 for the period of September 25, 2002 though October 31, 2002, which we believe equals the fair value of his services during this period. In April 2004 we issued Mr. Rothman 6,000 shares of our common stock, valued at $30,150, as compensation for his services for fiscal 2004.

(2) Mr. Gaffney served as our president April 17, 2002 until September 25, 2002. The compensation in the amount of $350,000 paid to Mr. Gaffney represents the fair value of 15,000 shares of our common stock issued to him May 14, 2002 as compensation.

(3) Mr. Paradise served as our president from June 2000 until January 2001, and served as our chairman from June 2000 until April 2002. In May 2001 we entered into a five year consulting with him and issued him 2,925,000 shares of our common stock which were valued at $5,362,500, with $491,562 expensed through October 31, 2001 and $4,988,987 reflected as prepaid at the end of fiscal 2001.

STOCK OPTIONS

        There were no stock options or stock appreciated rights granted to the named executive officers in the fiscal year ended October 31, 2004.

        There were no stock options exercised by the named executive officers during the fiscal year ended October 31, 2004. There were no stock options or stock appreciation rights held or exercised by the named executive officers during the fiscal year ended October 31, 2004.

DIRECTOR COMPENSATION

        We do not compensate our directors for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In March 2002 the members of our then board of directors approved the plan whereby we were to transfer all of our studio equipment to Mr. Sonny Paradise, our former CEO and chairman, in exchange for a retirement of debt owned him and for a reduced price on three albums he is to produce for us.

        In November 2002 we issued Yucatan Holding Company 360,000 shares of our restricted common stock, valued at $150,000, as compensation for services and reimbursement for out-of-pocket expenses expended on our behalf.

        From time to time Yucatan Holding Company has advanced funds to us for working capital. At October 31, 2004, we owed Yucatan Holding Company $68,325, net of repayments on advances made during the year. This loan is unsecured and will be repaid by us as our working capital permits.

        On May 2005 we entered into a share exchange with Yucatan Holding Company, our controlling shareholder. In the share exchange the Company received from Yucatan Holding Company 9,000,000 shares of the Company's issued and outstanding common stock and 180,000 shares of its issued and outstanding shares of Series B Convertible Preferred Stock and in exchange issued to Yucatan Holding Company 250,000 shares of the Company's Series A Convertible Preferred Stock.

        The Series A Convertible Preferred stock is not entitled to receive dividends. The Series A Convertible Preferred Stock is convertible into common stock upon agreement with the holders of such preferred stock as to the number of shares of common stock into which it is convertible. There is no current agreement with Yucatan Holding Company regarding the conversion of the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has 150 votes per share and votes with the common stock a single voting class.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of June 30, 2005 there were 2,874,295 shares of our common stock and 250,000 shares of our Series A Convertible Preferred Stock issued and outstanding. These two classes of securities represent all of our voting securities. Each share of common stock is entitled to one vote, and each share of Series A Convertible Preferred Stock is entitled to 150 votes, on all matters submitted to our stockholders for a vote, and both classes of these securities vote together as one class. The following table contains information regarding record ownership of our voting securities as of June 2, 2005 held by persons who own beneficially more than 5% of our outstanding voting securities, our directors and our executive officers and all of our directors and officers as a group.

        A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from June 2, 2005, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 8905 Kingston Pike, Suite 313, Knoxville, TN 37923.

Title of     Name of                   Amount and Nature of     Percentage         Percent of
Class        Beneficial Owner          Beneficial Ownership      of Class      Voting Control (1)
-----        ----------------          --------------------     ----------     ------------------
Common Stock

             Jayme Dorrough (2) .......      784,131               27.3%              95%
             Barry A. Rothman .........            0               -                  -
             All executive officers
               and directors as a
               group (two persons)(2)..      784,131               27.3%              95%

Series A Convertible Preferred Stock

             Jayme Dorrough (2) .......      250,000               100%               95%
             Barry A. Rothman .........            0               -                  -
             All executive officers
               and directors as a
               group (two persons)(2) .      250,000               100%               95%
             Yucatan Holding
               Company (2) ............      250,000               100%               95%

_________

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and shares of our Series A Convertible Preferred Stock at June 30, 2005. At June 30, 2005 the holders of our outstanding shares of common stock and Series A Convertible Preferred Stock were entitled to an aggregate of 40,374,295 votes at any meeting of our stockholders, which includes 2,874,295 votes attributable to the outstanding shares of common stock and 37,500,000 attributable to the outstanding shares of Series A Convertible Preferred Stock.

(2) Mrs. Dorrough, our sole director, is the sole officer and director of Yucatan Holding Company and exercises the dispositive and voting power over these shares. All shares of Class A Convertible Preferred Stock owned by Mrs. Dorrough are owned of record by Yucatan Holding Company.

        We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.